UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 19, 2018

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(c) Appointment of Nelson Gentiletti

On December 20, 2018, the Company announced that Nelson Gentiletti will join the Company as Chief Operating and Chief Financial Officer on or about January 1, 2018.

Mr. Gentiletti, age 57, has had a successful career as a public company COO and CFO spanning over 30 years. Most recently he was Chief Financial and Development Officer of Transcontinental Inc. (TSX: TCL.A TCL.B) where he played a leading role in the company's transformation into flexible packaging. Mr. Gentiletti received his Graduate Diploma in Public Accountancy in 1985 and his Bachelor of Commerce in 1983. He is a member of the Quebec Chartered Professional Accountants Order.

There is no arrangement or understanding between Mr. Gentiletti and any other persons pursuant to which Mr. Gentiletti was selected as an officer. There are no family relationships between Mr. Gentiletti and any director, executive officer or person nominated or chose by the Company to become a director or executive office of the company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Gentiletti had direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Pursuant to an Employment Agreement dated December 19, 2018 (the “Employment Agreement”) and the Company’s 2017 Equity Incentive Plan, Mr. Gentiletti will receive the following cash and equity compensation: (i) an annual salary of CDN535,000, payable via the Company’s standard payroll practices, (ii) a short-term performance-based incentive compensation paid in cash (or, at Mr. Gentiletti’s option, in RSUs or stock options) at 25% of base salary at threshold performance, 50% at target performance and 100% at maximum performance, (iii) a long-term incentive (LTI) paid in RSUs, with half vesting over time and half as a performance-based award for fiscal 2019 and fiscal 2020 – for fiscal 2021 and following, the LTI will be time-based only. The total award potential for the time-based portion of the LTI is 35%, vesting over three years, and the performance portion of the LTI is 17.5% for threshold performance, 35% for target performance and 70% at maximum performance, and (iv) an up-front grant of shares to be paid in RSUs worth US$2,000,000, which cliff vest 5 years from the date of hire. The Employment Agreement also entitles Mr. Gentiletti to participate in the Company’s employee benefit programs and provides for customary benefits.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by the text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2018.

Item 7.01. Regulation FD Disclosure.

On December 20, 2018, the Company issued a press release announcing the appointment of Mr. Gentiletti as the Company’s Chief Financial Officer. A copy of this press release is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated December 20, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: December 20, 2018	By:	/s/ Antonella Penta
Antonella Penta
General Counsel and Secretary

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